                                                                    EXHIBIT 15.2

                               CONSENT OF COUNSEL

     We hereby consent to the incorporation by reference in the Registration Statements of Cabot Oil & Gas Corporation (the "Company") on Form S-3 (File Nos. 333-68350 and 333-83819) and Form S-8 (File Nos. 333-37632, 33-53723, 33-35476,
33-71134 and 33-53723) of the references to the opinion of our firm dated April 25, 2003 that appear in the interim financial information of Cabot Oil & Gas Corporation as of and for the period ended March 31, 2003 and included in the Company's quarterly report on Form 10-Q for the quarter then ended.

/s/ Tom Reese

Brown, Drew & Massey, LLP
Casper, Wyoming
April 24, 2003